UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Integral Systems, Inc., a Maryland corporation (the “Company”), Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), IRIS Merger Sub Inc., a Maryland corporation and direct wholly owned subsidiary of Kratos (“Merger Sub”), and IRIS Acquisition Sub LLC, a Maryland limited liability company and direct wholly owned subsidiary of Kratos (“Merger LLC”), have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 15, 2011. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Kratos (the “Surviving Corporation”). Following the Merger, the Surviving Corporation will merge with and into Merger LLC (the “LLC Merger”), with Merger LLC as the surviving entity. As a result of the Merger, the Company will become a wholly owned subsidiary of Kratos.

Under the terms of the Merger Agreement, each outstanding share of the Company’s common stock, other than (i) shares of the Company’s restricted stock (which will be entitled to receive the cash consideration described below) and (ii) shares of the Company’s common stock held directly or indirectly by the Company or Kratos (which will be cancelled as a result of the Merger), will be converted into the right to receive $5.00 in cash, without interest, and 0.588 validly issued, fully paid and non-assessable shares of common stock of Kratos.

Holders of options to purchase shares of the Company’s common stock with an exercise price of less than $13.00 may choose (i) to have such options fully vest and receive, in cash, the difference between $13.00 and the exercise price, minus any tax withholding or (ii) to have such options assumed by Kratos on substantially similar terms to the terms of the currently outstanding options. Kratos will assume all options to purchase shares of the Company’s common stock with an exercise price equal to or greater than $13.00 on substantially similar terms to the terms of the currently outstanding options. Each Company stock option that is assumed by Kratos will be converted into an option to purchase shares of Kratos common stock, with (A) the number of shares subject to such option adjusted to equal the number of shares of the Company’s common stock subject to such option multiplied by 0.9559, rounded up to the nearest whole share, and (B) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent. Shares of the Company’s restricted stock will fully vest at the effective time of the Merger and convert to the right to receive $13.00 in cash, minus any tax withholding.

Under the terms of the Merger Agreement, the parties will prepare and file with the Securities and Exchange Commission (the “Commission”) mutually acceptable proxy materials that will constitute a joint proxy statement/prospectus relating to the proposals to be submitted to the stockholders of each of the Company and Kratos in connection with the Merger. Such materials will be part of a registration statement on Form S-4 (the “Form S-4”) to be prepared and filed with the Commission by Kratos with respect to the issuance of additional shares of the common stock of Kratos pursuant to the Merger. In addition, Kratos will apply to list such newly issued shares of the common stock of Kratos on the NASDAQ Global Select Market (“NASDAQ”).

The completion of the Merger is subject to certain conditions, including, among others (i) approval of the Merger Agreement and the Merger by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the accuracy of the representations and warranties made by the Company and Kratos (subject to certain materiality exceptions), respectively, and compliance by the Company and Kratos with their respective obligations under the Merger Agreement, (v) declaration of the effectiveness by the Commission of the Form S-4 to be filed by Kratos, (vi) approval by the Kratos stockholders of the issuance of additional shares of Kratos common stock, (vii) the additional shares of Kratos common stock to be issued shall have been approved for listing on NASDAQ, (viii) the absence of an occurrence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to each of the Company and Kratos and (xi) receipt by each of the Company and Kratos of an opinion from their respective counsels to the effect that the Merger and the LLC Merger, considered together as a single integrated transaction for federal tax purposes, will be treated as a reorganization within the meeting of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Each of the Company and Kratos has made representations and warranties in the Merger Agreement. The Company has also agreed to various covenants and agreements, including, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to use commercially reasonable efforts to provide all cooperation reasonably requested by Kratos in connection with the financing of the Merger and (iii) not to solicit alternative proposals for the acquisition of the Company. Kratos also has agreed to various covenants and agreements, including among other things (i) to conduct its business in the ordinary course of business, (ii) not to solicit proposals for the acquisition of Kratos and (iii) to use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to obtain debt financing on the terms and conditions described in the commitment letters Kratos received from financing sources on May 15, 2011, in each case, between the execution of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains termination rights for both the Company and Kratos. It further provides that, upon termination of the Merger Agreement by Kratos under specified circumstances, such as, among others, the Company entering into an agreement for an alternative business combination transaction with a third party or the Board of Directors of the Company changing its recommendation to the Company’s stockholders regarding the vote on the adoption of the Merger Agreement under certain circumstances, the Company will be required to pay a termination fee of $9.3 million to Kratos. The Merger Agreement also provides that Kratos will be required to pay a reverse termination fee of $9.3 million to the Company upon termination of the Merger Agreement by the Company under specified circumstances, such as, among others, the Board of Directors of Kratos changing its recommendation to the stockholders of Kratos regarding the vote on the issuance of additional shares of Kratos common stock pursuant to the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Kratos, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between such parties rather than establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Kratos or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Kratos.

Company Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement certain officers and directors of Kratos listed on Appendix A hereto (including, in each case, certain affiliates thereof) (collectively, the “Kratos Persons”), together representing beneficial ownership of approximately 5.2% of the outstanding shares of Kratos common stock, each entered into an irrevocable proxy and voting agreement with the Company relating to all of the shares of Kratos common stock beneficially owned by such person (the “Company Voting Agreements”).

Pursuant to the Company Voting Agreements, the Kratos Persons committed, among other things, subject to the terms and conditions of the Company Voting Agreements, to vote all of their respective shares of the common stock of Kratos (i) in favor of the issuance of additional shares of Common Stock pursuant to the Merger Agreement and any transactions contemplated thereby, (ii) against any Parent Alternative Proposal (as defined in the Merger Agreement) and (iii) against any other action, agreement, proposal or transaction that would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement. The Company Voting Agreements automatically terminate upon the termination of the Merger Agreement or the occurrence of certain other events.

The Company Voting Agreements also provide that the Kratos Persons will not, among other things, sell, encumber, grant an option with respect to, transfer or otherwise dispose of, or enter into any agreement or other commitment with respect to the transfer of, any shares of Kratos Common Stock beneficially owned by such Kratos Person, or, subject to certain exceptions, grant any proxies with respect to such shares. The Kratos Persons have also agreed not to take any actions that Kratos is prohibited from taking pursuant to the “no solicitation” provisions contained in the Merger Agreement.

The foregoing description of the Company Voting Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of the Company Voting Agreement, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On May 15, 2011, the Company and Paul G. Casner, Jr., the Company’s President and Chief Executive Officer, entered into a Noncompetition, Non-solicitation and Confidentiality Agreement (the “Noncompetition Agreement”) whereby the Company will pay Mr. Casner $550,000 (the “Noncompetition Payment”), subject to any applicable withholding, in consideration for Mr. Casner’s agreement not to compete with the Company or solicit the employees of the Company for a period of three years after his termination from the Company. The Company will pay Mr. Casner the Noncompetition Payment upon the occurrence of a change in control of the Company. Mr. Casner must repay to the Company the gross amount of the Noncompetition Payment if Mr. Casner materially violates the non-competition and non-solicitation covenants. The foregoing description of the Noncompetition Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Noncompetition Agreement, a copy of which is attached hereto as Exhibit 10.1.

On May 15, 2011, the Board of Directors of the Company approved an arrangement whereby, at the discretion of the Board of Directors of the Company, the Company will pay R. Miller Adams, the Company’s General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary, up to $100,000, subject to any applicable withholding, upon consummation of the Merger, in consideration for Mr. Adams’ continued employment with the Company until at least such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2011, by and among Integral Systems, Inc., Kratos Defense & Security Solutions, Inc., IRIS Merger Sub Inc. and IRIS Acquisition Sub LLC

2.2	Form of Voting Agreement between the Company and Directors and Certain Officers of Kratos

10.1	Noncompetition, Non-solicitation and Confidentiality Agreement, dated as of May 15, 2011, by and between Integral Systems, Inc. and Paul G. Casner, Jr.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Kratos undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Kratos; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended September 24, 2010, which was filed with the SEC on December 8, 2010, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Kratos for the year ended December 26, 2010, which was filed with the SEC on March 2, 2011, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and Kratos.

Additional Information

No statement in this Current Report on Form 8-K or in the attached exhibits constitutes an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Kratos and the Company will file relevant materials with the SEC, including a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus and all other relevant documents filed with the SEC when they become available, because they will contain important information about Kratos, the Company and the Merger. The joint proxy statement/prospectus and other documents incorporated by reference in the joint proxy statement/prospectus will be available free of charge at the SEC’s website, www.sec.gov or by directing a request to Tory Harris, Assistant Corporate Secretary at tharris@integ.com.

The Company, Kratos and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on January 12, 2011. Information about the directors and executive officers of Kratos is set forth in Kratos’ most recent definitive proxy statement, which was filed with the SEC on April 15, 2011. Certain directors and executive officers of the Company may have direct or indirect interests in the Merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the Merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus Kratos and the Company will file with the SEC when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: May 18, 2011	By:	/s/ Paul G. Casner, Jr.
	Name:	Paul G. Casner, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2011, by and among Integral Systems, Inc., Kratos Defense & Security Solutions, Inc., IRIS Merger Sub Inc. and IRIS Acquisition Sub LLC

2.2	Form of Voting Agreement between the Company and Directors and Officers of Kratos

10.1	Noncompetition, Non-solicitation and Confidentiality Agreement, dated as of May 15, 2011, by and between Integral Systems, Inc. and Paul G. Casner, Jr.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

APPENDIX A

KRATOS PERSONS

The following list sets forth the names of certain officers and directors of Kratos Defense & Security Solutions, Inc. who are each a party to a Voting Agreement, dated May 15, 2011, with Integral Systems, Inc

1.	Deanna H. Lund

2.	Scott I. Anderson

3.	Bandel Carano (on behalf of himself and Oak Investment Partners X, LP, Oak X Affiliates Fund, LP, Oak Investment Partners IX, LP, Oak IX Affiliates Fund, LP and Oak IX Affiliates Fund-A, LP)

4.	William A. Hoglund

5.	Scot B. Jarvis

6.	Jane E. Judd

7.	Samuel N. Liberatore

8.	Eric DeMarco

9.	Deborah S. Butera